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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on
Schedule 13D, to which this exhibit is attached, is filed its behalf.



Dated: May 26, 1999

                                                THE 4202 CORPORATION


                                                /s/Deborah F. Stiles
                                                -------------------------------
                                                Deborah F. Stiles
                                                Vice President


                                                THE RSL 4202 TRUST,
                                                u/a/d May 14, 1999, created by
                                                Ronald S. Lauder, as grantor


                                                /s/Deborah F. Stiles
                                                -------------------------------
                                                Deborah F. Stiles,
                                                as sole trustee of
                                                The RSL 4202 Trust